EXHIBIT 4.2

                           CERTIFICATE OF ISSUANCE OF
                       CONVERTIBLE VOTING PREFERRED STOCK
                         S.025 NON-CUMULATIVE DIVIDEND
                                       OF
                        THE AMERICAN ENERGY GROUP, LTD.

     We, the undersigned President and Secretary of The American Energy Group, Ltd., a Nevada corporation, hereinafter called the "Corporation", do hereby certify that the Board of Directors of the Corporation, at a meeting duly convened and held on the 22nd day of September, 1994, by resolution authorized the issuance of 2,074,521 shares of the authorized preferred stock of the corporation, to be issued in a series, to be known as the "Convertible Voting Preferred Stock, $.025 Non-Cumulative Dividend", which for purposes of this document shall hereinafter be called the "Preferred Stock". The voting powers, designations, preferences, limitations, restrictions and relative rights of said series of Preferred Stock are as follows:

     DIVIDEND RIGHTS. The holders of Preferred Stock shall be entitled to receive, as and when declared, out of any surplus, net profits or other assets from which the Corporation may legally declare dividends, noncumulative preferential dividends at the rate of $0.025 a share per annum, payable annually, semiannually, or quarterly as the Board of Directors of the Corporation may determine, and no more, before any dividends may be declared on the shares of the Common Stock of the Corporation.

     REDEMPTION. At any time, and from time to time, after September 30, 1999, the Board of Directors of the Corporation may elect to redeem the Preferred Stock, at a redemption price of $0.50 per share.

     CONVERSION PRIVILEGE. The Preferred Stock shall, at the option of the holders thereof, be convertible into fully paid and nonassessable Common Stock of the Corporation, upon the following terms and conditions:

         On or before September 30, 1995, the holder may elect to convert 20% of the Preferred Stock issued to such holder. On or before September 30, 1996, the holder may elect to convert a further 20% of the Preferred Stock issued to such holder. On or before September 30, 1997, the holder may elect to convert a further 20% of the Preferred Stock issued to such holder. On or before September 30, 1998, the holder may elect to convert a further 20% of the Preferred Stock issued to such holder. On or before September 30, 1999, the holder may elect to convert the final 20% of the Preferred Stock issued to such holder. The right and option to convert shall terminate if not exercised on or before September 30, 1999. The annual option rights are cumulated, if not exercised. By way of example, if a holder does not elect to convert prior to September 30, 1996 such holder may elect to convert 40% of the Preferred Stock issued to such holder.

     Each share of Preferred Stock shall be convertible into five (5) shares of the Common Stock of the Corporation.

     In order to exercise the conversion privilege, the holder of any of the Preferred Stock to be converted shall surrender the certificate or certificates therefore to any transfer agent of the Corporation, or to the main corporate office of the Corporation or to any transfer agent of the Corporation, duly endorsed, with signature guaranteed by a national banking association, in blank for transfer, accompanied by written notice of election to convert such Preferred Stock or portion thereof, executed on the form set forth on such certificates or on such other form as may be provided from time to time by the Corporation. As soon as practical after the surrender of such certificates by the holder, the Corporation shall cause to be issued and delivered, at the office of such transfer agent, to the holder of the certificates thus surrendered, a certificate or certificates in the same name as the holder of the certificates surrendered for the number of full shares of Common Stock issuable hereunder upon the conversion of such Preferred Stock. Such conversion shall be deemed to have been effected on the date on which the certificates for such Preferred Stock have been surrendered.

Certificate of Issuance of Convertible Voting Preferred Stock -
The American Energy Group, Ltd.                                           Page 1

     If at any time the Corporation contracts the number of outstanding Common Stock by combining such shares into a smaller number of shares, the conversion then in effect shall be proportionally increased, and the number of shares of Common Stock into which each share of Preferred Stock shall thereafter be convertible shall be proportionally decreased.

     In the case of a merger or consolidation of the Corporation, or the reclassification of its Common Stock, other than by way of split-up or contraction, or a change in par value, the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion the kind and amount of shares and securities and property which they would have been entitled to receive had they converted such Preferred Stock into Common Stock of the Corporation as of the record date for the determination of Common Stock shareholders entitled to participate in such merger, consolidation or reclassification.

     As long as any of the Preferred Stock remains outstanding during the conversion period, the Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued Common Stock sufficient for issuance upon conversion of all such outstanding Preferred Stock.

     In case of the voluntary dissolution, liquidation or winding up of the Corporation, all conversion rights of the holders of the Preferred Stock shall be accelerated and shall terminate, if not exercised, on a date fixed by the Board of Directors of the Corporation, to be not more than 30 days prior to the record date for determining the holders of the Common Stock entitled to receive any distribution upon such dissolution, liquidation, or winding up. The Corporation shall cause notice of the proposed action, and of the date of termination of conversion rights, to be mailed to the holders of record of the Preferred Stock not later than 30 days prior to the date of such termination.

     All certificates of Preferred Stock surrendered for conversion in the manner herein set forth shall be canceled and retired.

     The exercise of the conversion privilege shall be subject to such regulations, not inconsistent with the foregoing provisions, as may from time to time be adopted by the Board of Directors of the Corporation.

     All Common Stock issued upon the conversion of the Preferred Stock shall be validly issued and outstanding and fully paid and nonassessable.

     VOTING RIGHTS. The holders of the Preferred Stock shall have the right to vote or consent at all meetings of the shareholders of the Corporation, or otherwise, in respect to any matter upon which the vote or the consent in lieu of voting of the shareholders is required, including, without limitation, the election of directors. Each share of the Preferred Stock shall be entitled to
one vote.                                 /s/  BRADLEY J. SIMMONS
                                          BRADLEY J. SIMMONS, PRESIDENT

                                          /s/  GILBERT R.H. KENNEDY
                                          GILBERT R.H. KENNEDY, SECRETARY

STATE OF TEXAS
COUNTY OF HARRIS

     This instrument was acknowledged before me on the 16th day of November, 1994, by Bradley J. Simmons, as President of The American Energy Group, Ltd., a

Nevada corporation, on behalf of said corporation.
                                                   /s/  KEN DOUCETTE
                                          NOTARY PUBLIC, STATE OF TEXAS

[NOTARY PUBLIC SEAL]

Certificate of Issuance of Convertible Voting Preferred Stock -
The American Energy Group, Ltd.                                           Page 2

STATE OF TEXAS
COUNTY OF HARRIS

     This instrument was acknowledged before me on the 16th day of November, 1994, by Gilbert R.H. Kennedy, as Secretary of The American Energy Group, Ltd., a Nevada corporation, on behalf of said corporation.

                                             /s/  KEN DOUCETTE
                                          NOTARY PUBLIC, STATE OF TEXAS

[NOTARY PUBLIC SEAL]

STATE OF NEVADA SEAL

Certificate of Issuance of Convertible Voting Preferred Stock -
The American Energy Group, Ltd.                                           Page 3

BLOCK E

Certificate No.

E

Shares

                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF NEVADA
                           RESTRICTED PREFERRED STOCK
       CONVERTIBLE VOTING PREFERRED STOCK, $0.025 NON-CUMULATIVE DIVIDEND

THIS CERTIFIES THAT

is the owner of

Fully-paid and non-assessable shares of Convertible Voting Preferred Stock, $0.025 Non-Cumulative Dividend of

                        THE AMERICAN ENERGY GROUP, LTD.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly-authorized officers and sealed with the Seal of the Corporation.

Dated:

President

Secretary

Countersigned and Registered by

Signature Stock Transfer, Inc.

Authorized Signature

For value received                         hereby sells, assigns, and
transfers unto                         Shares
represented by the within certificate, and do hereby irrevocably constitute and appoint
                        Attorney to transfer the said
Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated this                day of                , 19

(Witness)                                                (Signature)

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR UNDER THE SECURITY LAWS OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AND THE REGISTRATION UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATE STATUTES, OR A PRIOR OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH STATUTES.

The shares of Preferred Stock reflected by this Certificate are subject to, among others, the following qualifications, limitations, or restrictions:

Dividend Rights. The holders of the Preferred Stock shall be entitled to receive, as and when declared, out of any surplus, net profits or other assets from which the Corporation may legally declare dividends, noncumulative preferential dividends at the rate of $0.025 a share per annum, payable annually, semiannually, or quarterly as the Board of Directors of the Corporation may determine, and no more, before any dividends may be declared on the shares of the Common Stock of the Corporation.

Redemption. At any time, and from time to time, after September 30, 1999, the Board of Directors of the Corporation may elect to redeem the Preferred Stock, at a redemption price of $0.50 per share.

Conversion Privilege. The Preferred Stock reflected by this Certificate, being Block E Preferred Stock, are convertible on or after October 1, 1998. On or after such date, the Preferred Stock reflected by this Certificate shall, at the option of the holders thereof, be convertible into fully-paid and non-assessable Common Stock of the Corporation. Upon the exercise of such option, each share of Preferred Stock shall be convertible into five (5) shares of the Common Stock of the Corporation. The right and option to convert shall terminate if not exercised on or before September 30, 1999.

Voting Rights. The holders of the Preferred Stock shall have the right to vote or consent at all meetings of the shareholders of the Corporation, or otherwise, in respect to any matter upon which the vote or the consent in lieu of voting of the shareholders is required, including, without limitation, the election of directors. Each share of the Preferred Stock shall be entitled to one vote.

A statement setting forth in full or summarizing further the conversion privilege, and any other designations, limitations, restrictions and relative rights of the stock reflected by this Certificate may be obtained from the President of the Corporation at its principal office, being located at P.O. Box 489,, Simonton, Texas 77476. The Corporation shall furnish to its stockholders, upon request and without charge, a copy of such statement or summary.